UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2013, the Registrant, and its wholly owned subsidiary, Root9B Partners, LLC, entered into an Agreement and Plan of Merger with Root9B LLC, (“Root9B”) a Colorado corporation.  Under the Agreement, Root9B would merge with Root9B Partners, LLC and become  a wholly owned subsidiary of Premier Alliance.

Pursuant to the Agreement, the Registrant shall pay to Root9B (a) the sum of $343,000 in cash, and (b) issue approximately 2,241,935 restricted shares of Registrant’s common stock.  The Registrant will also provide additional working capital commitments of $900,000  and enter into employment agreements with Eric Hipkins and Michael Morris, principals of Root9B.

Root9B, LLC conducts a cyber security business from offices in Colorado Springs, Colorado and San Antonio, Texas.  Its business is primarily with agencies of the US government and the Registrant believes its services will be able to be extended to public and private businesses.

The transaction is expected to close in November 2013.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this report

10.1	Agreement and Plan of Merger dated November 13, 2013, between the registrant, Premier Alliance Group, Inc., and Root9B LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: November 19, 2013	By:	/s/ Mark S. Elliott
Mark S. Elliott
CEO